UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 4, 2012 (March 30, 2012)

G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 4, 2012, G&K Services, Inc. (the “Company”) announced it would take a pre-tax non-cash charge to earnings in the amount of approximately $2 million during the quarter ended March 31, 2012. The charge results from the amendment of the compensation plans referred to below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2012, the Board of Directors of the Company approved a special dividend of $6.00 per share on the issued and outstanding shares of the Company’s Class A Common Stock, par value $0.50 per share. The special dividend will be paid on April 27, 2012 to shareholders of record at the close of business on April 13, 2012.

In order to prevent the special dividend from diluting or enlarging the rights of the holders, including named executive officers, of outstanding stock options under the Company’s equity incentive plans, and in compliance with those plans, the Compensation Committee approved a reduction in the exercise price of affected options to preserve the intrinsic value of the options. Effective on the ex-dividend date for the special dividend as determined by the NASDAQ stock market, the option exercise price of all outstanding options under the G&K Services, Inc. 1996 Director Stock Option Plan, 1998 Plan (as defined below) and the 2010 Plan (as defined below) will be adjusted to be an amount that is $6.00 per share less than the option exercise price on the immediately preceding date.

On March 30, 2012, prior to the declaration of the special dividend, the G&K Services, Inc. Restated Equity Incentive Plan (2010) (formerly the G&K Services, Inc. 2006 Equity Incentive Plan), as amended (“2010 Plan”), and the G&K Services, Inc. 1998 Stock Option and Compensation Plan, as amended (“1998 Plan”), were amended to require the equitable adjustment of outstanding options, stock appreciation rights, and other awards under the respective plans in the event of the payment of a dividend (other than an ordinary cash dividend) to the Company’s shareholders.

Item 7.01. Regulation FD Disclosure.

On April 4, 2012, the Company issued a press release announcing that the Board of Directors declared the special dividend.

A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to the G&K Services, Inc. 1998 Stock Option and Compensation Plan, as amended, adopted March 30, 2012

10.2	Amendment to the G&K Services, Inc. Restated Equity Incentive Plan (2010), as amended, adopted March 30, 2012

99.1	Press Release dated as of April 4, 2012 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.

Date: April 4, 2012	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary

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